Exhibit 10.1

REGISTRATION AGREEMENT

This Registration Agreement (this “Agreement”) is made and entered into as of March 11, 2019, among Valhi, Inc., a Delaware corporation (the “Company”), NL Industries, Inc., a New Jersey corporation and a majority-owned subsidiary of the Company (“NL”), and NL Environmental Management Services, Inc., a New Jersey corporation and a wholly-owned subsidiary of NL (“NLEMS”).

WHEREAS, collectively NL and NLEMS are the holders (the “Holders”) of 14,372,970 shares (the “Shares”) of common stock, par value $.01 per share (the “Common Stock”), of the Company.

WHEREAS, the Holders have requested that the Company file a registration statement on Form S-3 (as defined below, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register the Shares in order to facilitate the Holders’ sale of the Shares from time to time to the public.

WHEREAS, the Company has agreed to file the Registration Statement and to use its commercially reasonable efforts to (i) cause the Registration Statement to be declared effective by the Commission and (ii) keep the Registration Statement continuously effective until all Shares are sold, in each case subject to and in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, the parties hereto agree as follows:

1.	Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”)), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Shares covered by a Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registration Statement” means a registration statement on Form S-3 filed with the Commission, including the prospectus, and any amendments and supplements to any such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

2.Registration of the Shares.

The Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Shares for an offering to be made on a continuous basis pursuant to Rule 415.   Subject to the terms of this Agreement, including without limitation Section 6 hereof, the Company shall use its commercially reasonable efforts to cause the Registration Statement filed under this Agreement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the earliest of the date that all Shares covered by such Registration Statement have been sold by the Holders or until the date of a Termination Notice under Section 6(c) of this Agreement (the “Effectiveness Period”).  The Company agrees to notify the Holders of the effectiveness of a Registration Statement upon confirmation of effectiveness with the Commission.  In the event that the Company is or becomes ineligible to register the Shares for resale on Form S-3 for any reason, the Company shall have no obligation to file, cause to become effective or maintain effectiveness of any other registration statement under the Securities Act for such period of ineligibility.

3.	Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company agrees to the following:

(a)

(i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may reasonably be necessary to keep the Registration Statement continuously effective as to the Shares for the Effectiveness Period, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424 and (iii) comply in all material respects with the applicable provisions of all applicable laws with respect to the Registration Statement.

(b)

Notify the Holders of (i) any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information, (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Shares or the initiation of any proceedings by the Commission or such governmental authority for that purpose, or (iii) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein.

(c)

Prior to any resale of Shares by the Holders, use its commercially reasonable efforts to register or qualify or cooperate with the Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Shares for the resale by the Holders under the securities or ”blue sky” laws of such jurisdictions within the United States as the Holders reasonably request in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Shares covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(d)

Notwithstanding anything in this Agreement to the contrary, under no circumstances shall the Company be obligated to agree to or participate in an underwritten transaction for the resale of the Shares (whether on a firm commitment or best efforts basis or otherwise).

4.

Registration Expenses. All fees and expenses arising from the performance of or compliance with, this Agreement by the Company shall be borne by the Holders, in proportion to the number of Shares held by each Holder, and the Holders agree to reimburse such fees and expenses to the Company within five (5) business days upon receipt of an invoice therefor.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants arising in connection with the consummation of the transactions contemplated by this Agreement) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with the New York Stock Exchange (“NYSE”), and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Shares), (ii) printing expenses, (iii) messenger, telephone and delivery expenses, including without limitation any fee or expense incurred in connection with the delivery of the Prospectus, and any documents incorporated by reference in the Registration Statement, which are required to be delivered or provided to prospective purchasers of the Shares, and (iv) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Holders shall be responsible for any and all underwriter, agent or broker-dealer commissions, discounts, fees or expenses arising from the resale of the Shares.  Notwithstanding the foregoing, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers performing legal or accounting duties) and the expense of any annual audit of the Company’s consolidated financial statements.

5.Representations and Warranties of the Parties

(a)	Each Holder hereby jointly and severally represents and warrants to the Company as follows:

(i)	Each Holder is a corporation duly organized, validly existing and in good standing under the laws of New Jersey.
(ii)

Each Holder has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by each Holder of this Agreement and the consummation by each Holder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action.  This Agreement has been duly executed and delivered by each Holder and, assuming due execution and delivery by the Company, constitutes the legal, valid and binding obligation of each Holder, enforceable against each Holder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(iii)	The execution, delivery and performance by each of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

a.	conflict with or violate the certificate of incorporation or bylaws of each Holder;
b.

assuming the receipt of any authorizations or approvals required from the Commission, any state securities law regulators or the NYSE, conflict with or violate in any material respect any law applicable to each Holder or by which any property or asset of each Holder is bound or affected; or

c.

conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or require any consent of any person pursuant to, any contract to which each Holder is a party.

(iv)	As of the date hereof, neither Holder has any existing agreement, arrangement or understanding to sell any Shares.
(v)	NL is the legal and beneficial owner of 10,814,370 Shares.

(vi)NLEMS is the legal and beneficial owner of 3,558,600 Shares.

(b)	The Company represents and warrants to each Holder as follows:

(i)	The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware.
(ii)

The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action.  This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the each Holder, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(iii)	The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not:
a.	conflict with or violate the certificate of incorporation or bylaws of the Company;
b.

assuming the receipt of any authorizations or approvals required from the Commission, any state securities law regulators or the NYSE, conflict with or violate in any material respect any law applicable to the Company or by which any property or asset of the Company is bound or affected; or

c.

conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or require any consent of any person pursuant to, any contract to which the Company is a party.

6.	Discontinued Disposition.

(a)

Suspension Upon Certain Events.  Each Holder agrees that, upon receipt of a written notice from the Company of (A) the occurrence of any event of the kind described in Section 3(b)(i) through (iii) hereof, or (B) the determination by the Company in its good faith judgment that an event may have occurred or a circumstance may exist such that the Registration Statement may include an untrue statement of material fact or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, then in each such case each Holder will forthwith discontinue any sales of Shares pursuant to such Registration Statement until it is advised in writing by the Company that the use of the Registration Statement (as it may have been supplemented or amended) may be resumed.  The Company will use its commercially reasonable efforts to ensure that the use of the Registration Statement may be resumed as promptly as is practicable.

(b)  Discretionary Suspensions.  In addition, at any time after the Registration Statement has become effective, the Company may, upon giving prompt written notice of such action to the Holders, suspend the use of the Registration Statement if, in the good faith judgment of the Company, the use of the Registration Statement would be detrimental to or would not be in the best interests of the Company or its stockholders at such time and the Company concludes, as a result, that it is in the best interests of the Company or its stockholders to suspend the use of the Registration Statement by the Holders at such time. The Company shall have the right to suspend the use of the Registration Statement for an indefinite period of time. In any such case, the Holders, immediately upon receipt of notice thereof from the Company, will forthwith discontinue any sales of Shares pursuant to the Registration Statement until advised in writing by the Company that the use of the Registration Statement may be resumed.

(c)  Withdrawal of Registration. Notwithstanding the obligations of the Company in Sections 2 and 3 of this Agreement, the Company may, upon giving prompt written notice of such action to the Holders (a “Termination Notice”), file a post-effective amendment to the Registration Statement in order to remove from registration thereunder any Shares remaining unsold by the Holders as of the time of such determination, if the Company determines in its good faith judgment that it is in the best interests of the Company or its stockholders to do so, in which case the Holders shall discontinue any sales of Shares pursuant to the Registration Statement immediately upon receipt of the Termination Notice and this Agreement shall terminate and (except as contemplated by Section 7(l)hereof) be of no further force and effect.

7.Miscellaneous.

(a)

Compliance with Laws. Each Holder agrees to comply in all material respects with the applicable provisions of all applicable laws with respect to its resale of Shares pursuant to the Registration Statement.

(b)

Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Holder.

(c)

Notices. All notices hereunder shall be delivered in writing to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)if to the Company, to:

Valhi, Inc.

5430 Lyndon B. Johnson Freeway, Suite 1700

Dallas, Texas 75240

Attention:  General Counsel

(ii)if to NL or NLEMS, to:

NL Industries, Inc.

5430 Lyndon B. Johnson Freeway, Suite 1700

Dallas, Texas 75240

Attention:  General Counsel

(d)

Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns and inure to the benefit of the Company and each Holder.  This Agreement may not be assigned without the prior written consent of all of the parties hereto.

(e)

Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f)

Governing Law.  This Agreement, and all claims or causes or action (whether in contract, tort, statute or otherwise) that may be based upon, arise out of or relate to this Agreement shall be governed by, and enforced in accordance with, the internal laws of the State of Texas, including its statute of limitations, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Texas.

(g)

Entire Agreement.  This Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, among the parties with respect to the subject matter hereof and thereof.

(h)	Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(i)

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)

Joint and Several Nature of Holders’ Obligations and Rights; Authorization. The obligations of each Holder hereunder are joint and several with the obligations of the other Holder hereunder, and each Holder shall be responsible for the performance of the obligations of the other Holder hereunder.

(k)

Authorization for the Resale of Shares. All decisions regarding the pricing, fees or commissions, timing and amount of any resales of Shares are solely at the discretion of the Holders, and the Company shall have no authority or obligation to act on behalf of the Holders with respect thereto.

(l)

Term and Termination.  This Agreement shall terminate automatically upon the expiration of the Effectiveness Period.  This Agreement may be terminated at any time upon the mutual written agreement of the parties.  Sections 4, 7(f) and 7(j) shall survive termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.

VALHI, INC.
By: /s/ Kelly D. Luttmer Name:Kelly D. Luttmer Title:EVP and CTO

NL INDUSTRIES, INC.
By: /s/ Gregory M. Swalwell Name: Gregory M. Swallwell Title:EVP and CFO

NL ENVIRONMENTAL MANAGEMENT SERVICES, INC.
By: /s/ Gregory M. Swalwell Name: Gregory M. Swalwell Title:EVP and CFO